UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): August 19, 2004


                            HEALTHSOUTH Corporation
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                    1-10315                   63-0860407
           (Commission File Number) (IRS Employer Identification No.)


               One HEALTHSOUTH Parkway, Birmingham, Alabama 35243
          (Address of Principal Executive Offices, Including Zip Code)


                                 (205) 967-7116
              (Registrant's Telephone Number, Including Area Code)


ITEM 5.  Other Events and Required FD Disclosure.

         On August 19, 2004, HEALTHSOUTH Corporation issued a press release entitled: "HealthSouth Announces Voluntary Resignation of John S. Chamberlin as Director."

         A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.



ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

See Exhibit Index.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                            HEALTHSOUTH CORPORATION


                            By: /s/    Gregory L. Doody
                                --------------------------------
                                Name:  Gregory L. Doody
                                Title: Executive Vice President,
                                       General Counsel and Secretary


         Dated:August 19, 2004

                                 EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------

99             Press release of HEALTHSOUTH Corporation dated August 19, 2004.

                                                                    EXHIBIT 99

News From

[GRAPHIC OMITTED]

                                                        FOR IMMEDIATE RELEASE
                                                              August 19, 2004

                 HEALTHSOUTH ANNOUNCES VOLUNTARY RESIGNATION OF
                        JOHN S. CHAMBERLIN AS DIRECTOR

BIRMINGHAM, ALABAMA -- HealthSouth Corporation (OTC Pink Sheets: HLSH) today announced that John S. "Jack" Chamberlin has voluntarily resigned from the HealthSouth Board of Directors effective today as part of the previously announced board transition plan. In the past twelve months, HealthSouth has added six new directors and expects another to join in September, as previously announced.

Robert P. May, Chairman of the Board of HealthSouth, said, "We want to thank Jack for his many years of dedicated service and tireless efforts on behalf of HealthSouth and its shareholders. His work over the past 18 months, especially his leadership role in recruiting new board members and chairing the CEO Search Committee, has been an important part in HealthSouth's turnaround efforts and in helping set a new course for the future."

"It has been an honor and privilege to serve as a director of HealthSouth and to guide the Company on its way to recovery," said Chamberlin. "I believe that HealthSouth is well positioned to move ahead and I wish the employees and my fellow board members every success."

ABOUT HEALTHSOUTH
HealthSouth is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with locations nationwide and abroad. HealthSouth can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HealthSouth's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HealthSouth include, but are not limited to: the investigations by the Department of Justice and the Securities and Exchange Commission into HealthSouth's financial reporting and related activity calling into question the accuracy of the Company's previously filed financial statements; HealthSouth's statement that as a result of the investigations, the Company's previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HealthSouth's former accountants of their audit reports on all of the Company's previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HealthSouth's management team; HealthSouth's ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of the events of default under such agreements, the failure of which may result in HealthSouth filing a voluntary petition for bankruptcy; HealthSouth's ability to continue to operate in the ordinary course and manage it's relationships with its creditors, including it's lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to or delays in the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company's SEC filings and other public announcements.

                                      ###

           For more information contact Andy Brimmer at 205-410-2777